EXHIBIT 99.1

Contact at 214-432-2000 David B. Powers Chief Executive Officer D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS THIRD QUARTER RESULTS

DALLAS, TX (January 29, 2019) Eagle Materials Inc. (NYSE: EXP) today reported financial results for the third quarter of fiscal 2019 ended December 31, 2018. Notable items for the quarter are highlighted below (unless otherwise noted, all comparisons are with the prior year’s fiscal third quarter):

Third Quarter Fiscal 2019 Results

•	Third quarter revenue of $333.3 million, down 7%

•	Earnings before income taxes of $74.5 million, up 45%

•	Net earnings per diluted share of $1.24, down 40%

•	Prior-year results were affected by two non-recurring items detailed below

•	Approximately 950,000 shares repurchased for $69 million

Eagle’s prior-year financial results included two non-recurring items affecting the comparability of our quarterly results: (i) a tax benefit of approximately $61 million, or $1.25 per share, as a result of the Tax Cuts and Jobs Act enacted on December 22, 2017 and (ii) a litigation settlement charge of $39 million, or $0.56 per share, related to the settlement of class action wallboard antitrust litigation claims against Eagle and its subsidiary, American Gypsum.

Commenting on recent results, Dave Powers, Chief Executive Officer, said, “Adjusting for the effects of unusual weather trends during calendar 2018 and a shift in the timing of wallboard price increases and related buying activity, we estimate that the overall market demand for our building materials, notably cement and wallboard, remained in positive territory in calendar 2018, with growth rates in the low single digits. The outlook for calendar 2019 continues to be positive as the basic underlying fundamentals of low unemployment, low interest rates and higher wages remain favorable. Specific to this quarter’s results, our wallboard business continued to perform very well with operating margins improving 440 bps. Cement prices and volume were up, but margins were affected by higher costs resulting primarily from maintenance outages at two facilities.”

Mr. Powers concluded, “Our low-cost operations continue to generate strong cashflow that we are investing to improve our operational efficiency and lower our cost position while continuing to repurchase shares in line with our capital allocation strategy. To date, in fiscal 2019, we have purchased nearly 2.2 million shares, or 5% of our outstanding shares.”

Segment Results

Heavy Materials: Cement, Concrete and Aggregates

Revenue in the Heavy Materials sector, which includes Cement, Concrete and Aggregates, and Joint Venture and intersegment Cement revenue, was $194.2 million, a 3% decline. Heavy Materials operating earnings decreased 14% to $48.2 million primarily because of higher operating costs within the Cement segment and unusually wet weather that affected both our Cement and Concrete and Aggregates businesses.

Cement revenue, including Joint Venture and intersegment revenue, was up 1% to $163.7 million, reflecting improved net sales prices and sales volume. The average net sales price for the quarter improved 1% to $107.54 per ton. Cement sales volume for the quarter was 1.3 million tons, a slight improvement versus the prior year.

Operating earnings from Cement were $47.2 million, 10% below the same quarter a year ago. The earnings decline was primarily due to higher maintenance costs. We performed two maintenance outages within our Cement group and installed upgraded emission control equipment. These two outages increased maintenance costs and reduced production output for the quarter.

Concrete and Aggregates revenue for the third quarter was $30.5 million, a decrease of 21%. Third quarter operating earnings were $1.0 million, a 70% decline, reflecting lower sales volume partially offset by improved concrete pricing. Our primary concrete and aggregates markets experienced heavier rainfall than typical during the quarter, which hampered their ability to move product.

Light Materials: Gypsum Wallboard and Paperboard

Revenue in the Light Materials sector, which includes Gypsum Wallboard and Paperboard, decreased 5% to $153.8 million. The decline reflects lower wallboard and paperboard sales volume partially offset by improved wallboard net sales prices. The average Gypsum Wallboard net sales price was $159.38 per MSF, a 5% improvement. Gypsum Wallboard sales volume was 653 million square feet (MMSF), down approximately 8%. The decline in wallboard sales volume versus the prior-year period was primarily due to a shift in the timing of pre-buying activity ahead of our winter wallboard price increase. In the prior year, our price increase was scheduled for early January; therefore, the pre-buy activity increased December 2017 shipments.

The average Paperboard net sales price this quarter was $519.29 per ton, down 11%, consistent with the pricing provisions in our long-term sales agreements. Paperboard sales volume for the quarter was down 9% reflecting the change in wallboard shipment activity.

Operating earnings were $51.0 million in the sector, an increase of 1%, reflecting improved wallboard net sales prices and lower operating costs. The reduced operating costs primarily reflected lower recycled fiber costs during the quarter.

Oil and Gas Proppants

Revenue in the Oil and Gas Proppants segment declined 47% to $14.1 million, reflecting lower frac sand sales volume and net sales prices. The third quarter’s operating loss of $9.3 million included $7.0 million of depreciation, depletion and amortization. Sales volume and net sales prices were negatively affected by weakness in completions activity, which was greater than anticipated, and the typical seasonal slowdown. We continue to analyze our cost structure and will right-size the business given these near-term challenges.

Details of Financial Results

We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the Joint Venture). We use the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenue and operating earnings, which is consistent with the way management organizes the segments within Eagle for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenue as a part of a segment’s total revenue. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of these amounts.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Portland Cement, Gypsum Wallboard and Recycled Gypsum Paperboard, and Concrete, Sand and Aggregates from more than 75 facilities across the US. Eagle’s corporate headquarters is in Dallas, Texas.

EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Tuesday, January 29, 2019. The conference call will be webcast simultaneously on the EXP website, eaglematerials.com. A replay of the webcast and the presentation will be archived on the website for one year.

###

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; fluctuations in activity in the oil and gas industry, including the level of fracturing activities and the demand for frac sand; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; competition; a cyber-attack or data security breach; announced increases in capacity in the gypsum wallboard, cement and frac sand industries; changes in the demand for residential housing construction or commercial construction; risks related to pursuit of acquisitions, joint ventures and other transactions; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenue and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 and subsequent quarterly reports upon filing. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214-432-2000.

David B. Powers

Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1     Statement of Consolidated Earnings

Attachment 2     Revenue and Earnings by Lines of Business

Attachment 3     Sales Volume, Average Net Sales Prices and Intersegment and Cement Revenue

Attachment 4     Consolidated Balance Sheets

Attachment 5     Depreciation, Depletion and Amortization by Lines of Business

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Revenue	$333,285	$359,371	$1,108,540	$1,101,807
Cost of Goods Sold	252,864	264,805	838,554	824,428

Gross Profit	80,421	94,566	269,986	277,379
Equity in Earnings of Unconsolidated JV	9,507	11,372	28,931	33,203
Corporate General and Administrative Expenses	(9,408)	(9,883)	(27,333)	(29,383)
Litigation Settlements and Losses	—	(39,098)	(1,800)	(39,098)
Other Non-Operating Income	1,292	1,084	2,291	2,728

Earnings before Interest and Income Taxes	81,812	58,041	272,075	244,829
Interest Expense, net	(7,294)	(6,653)	(20,743)	(21,592)

Earnings before Income Taxes	74,518	51,388	251,332	223,237
Income Tax (Expense) Benefit	(16,803)	49,992	(54,675)	(3,613)

Net Earnings	$57,715	$101,380	$196,657	$219,624

EARNINGS PER SHARE
Basic	$1.25	$2.10	$4.18	$4.56

Diluted	$1.24	$2.08	$4.15	$4.52

AVERAGE SHARES OUTSTANDING
Basic	46,275,198	48,221,093	47,059,408	48,132,276

Diluted	46,495,994	48,757,762	47,403,271	48,641,430

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenue and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Revenue*
Heavy Materials:
Cement (Wholly Owned)	$134,845	$131,915	$453,800	$442,747
Concrete and Aggregates	30,495	38,454	110,247	124,989

	165,340	170,369	564,047	567,736
Light Materials:
Gypsum Wallboard	130,954	133,348	402,978	383,229
Gypsum Paperboard	22,891	29,262	76,249	83,518

	153,845	162,610	479,227	466,747
Oil and Gas Proppants	14,100	26,392	65,266	67,324

Total Revenue	$333,285	$359,371	$1,108,540	$1,101,807

Segment Operating Earnings
Heavy Materials:
Cement (Wholly Owned)	$37,690	$41,151	$113,147	$121,253
Cement (Joint Venture)	9,507	11,372	28,931	33,203
Concrete and Aggregates	1,037	3,414	10,621	15,054

	48,234	55,937	152,699	169,510
Light Materials:
Gypsum Wallboard	43,543	39,841	139,694	123,237
Gypsum Paperboard	7,475	10,903	26,078	22,358

	51,018	50,744	165,772	145,595
Oil and Gas Proppants	(9,324)	(743)	(19,554)	(4,523)

Sub-total	89,928	105,938	298,917	310,582
Corporate General and Administrative Expense	(9,408)	(9,883)	(27,333)	(29,383)
Litigation Settlements and Losses	—	(39,098)	(1,800)	(39,098)
Other Non-Operating Income	1,292	1,084	2,291	2,728

Earnings before Interest and Income Taxes	$81,812	$58,041	$272,075	$244,829

* Net of Intersegment and Joint Venture Revenue listed on Attachment 3

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Sales Volume, Average Net Sales Prices and Intersegment and Cement Revenue

(unaudited)

	Sales Volume
	Quarter Ended December 31,			Nine Months Ended December 31,
	2018	2017	Change	2018	2017	Change
Cement (M Tons):
Wholly Owned	1,126	1,123	0%	3,740	3,734	0%
Joint Venture	218	216	+1%	672	686	-2%

	1,344	1,339	0%	4,412	4,420	0%
Concrete (M Cubic Yards)	237	303	-22%	846	993	-15%
Aggregates (M Tons)	747	820	-9%	2,616	2,764	-5%
Gypsum Wallboard (MMSF)	653	709	-8%	1,992	2,014	-1%
Paperboard (M Tons):
Internal	32	33	-3%	95	96	-1%
External	42	48	-13%	140	143	-2%

	74	81	-9%	235	239	-2%
Frac Sand (M Tons)	365	379	-4%	1,129	1,083	+4%

	Average Net Sales Price*
	Quarter Ended December 31,			Nine Months Ended December 31,
	2018	2017	Change	2018	2017	Change
Cement (Ton)	$107.54	$106.83	+1%	$107.94	$106.91	+1%
Concrete (Cubic Yard)	$102.94	$100.71	+2%	$102.72	$100.06	+3%
Aggregates (Ton)	$8.68	$9.68	-10%	$9.30	$9.37	-1%
Gypsum Wallboard (MSF)	$159.38	$151.13	+5%	$161.63	$154.52	+5%
Paperboard (Ton)	$519.29	$581.95	-11%	$520.02	$564.46	-8%

*Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenue
	Quarter Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Intersegment Revenue:
Cement	$3,518	$4,160	$11,769	$13,743
Concrete and Aggregates	346	288	1,178	1,103
Paperboard	16,747	19,127	49,799	54,643

	$20,611	$23,575	$62,746	$69,489

Cement Revenue:
Wholly Owned	$134,845	$131,915	$453,800	$442,747
Joint Venture	25,369	25,526	78,112	79,696

	$160,214	$157,441	$531,912	$522,443

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	December 31,		March 31,
	2018	2017	2018*
ASSETS
Current Assets –
Cash and Cash Equivalents	$17,060	$21,676	$9,315
Restricted Cash	—	—	38,753
Accounts and Notes Receivable, net	133,873	143,662	141,685
Inventories	251,260	239,628	258,159
Federal Income Tax Receivable	314	—	5,750
Prepaid and Other Assets	6,966	20,378	5,073

Total Current Assets	409,473	425,344	458,735

Property, Plant and Equipment –	2,659,148	2,547,430	2,586,528
Less: Accumulated Depreciation	(1,031,996)	(972,706)	(991,229)

Property, Plant and Equipment, net	1,627,152	1,574,724	1,595,299
Investments in Joint Venture	61,988	55,337	60,558
Notes Receivable	3,022	296	115
Goodwill and Intangibles	236,936	240,145	239,342
Other Assets	16,845	12,197	13,954

	$2,355,416	$2,308,043	$2,368,003

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$77,611	$73,203	$73,459
Accrued Liabilities	66,921	101,432	105,870
Federal Income Tax Payable	—	—	—
Current Portion of Senior Notes	36,500	—	—

Total Current Liabilities	181,032	174,635	179,329

Long-term Liabilities	30,554	35,112	31,096
Bank Credit Facility	245,000	185,000	240,000
Private Placement Senior Unsecured Notes	—	36,500	36,500
4.500% Senior Unsecured Notes due 2026	344,924	344,255	344,422
Deferred Income Taxes	133,569	116,352	118,966
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; None issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 46,238,591; 48,664,650 and 48,282,784 Shares, respectively	462	487	483
Capital in Excess of Par Value	—	156,834	122,379
Accumulated Other Comprehensive Losses	(3,844)	(6,805)	(4,012)
Retained Earnings	1,423,719	1,265,673	1,298,840

Total Stockholders’ Equity	1,420,337	1,416,189	1,417,690

	$2,355,416	$2,308,043	$2,368,003

*From audited financial statements

Eagle Materials Inc.

Attachment 5

Eagle Materials Inc.

Depreciation, Depletion and Amortization by Lines of Business

(dollars in thousands)

(unaudited)

The following table presents depreciation, depletion and amortization by lines of business for the quarter and nine months ended December 31, 2018 and 2017:

	Depreciation, Depletion and Amortization
	Quarter Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Cement	$13,242	$13,117	$38,909	$38,258
Concrete and Aggregates	2,049	2,007	6,154	5,851
Gypsum Wallboard	4,978	4,599	15,009	13,514
Paperboard	2,150	2,204	6,387	6,513
Oil and Gas Proppants	6,964	6,370	24,403	22,682
Corporate and Other	402	353	1,099	1,085

	$29,785	$28,650	$91,961	$87,903